UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2010

MUSTANG ALLIANCES, INC.
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(Exact name of Registrant as specified in its charter)

Nevada --------------------------------- (State or other jurisdiction of incorporation)	333-148431 ------------------------------- (Commission File Number)	74-3206736 ------------------------------------- (IRS Employer Identification No.)

Mustang Alliances, Inc.
410 Park Avenue, 15th floor
New York, NY 10022
Fax: (212) 504-2800
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 (Address of principal executive offices)

(888) 251-3422
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(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 2.03.  Creation of a Direct Financial Obligation.

On November 22, 2010, Mustang Alliances, Inc. (the “Company”) borrowed $25,000 from Sara Laufer pursuant to the terms of a promissory note, a copy of which is filed herewith.  The $25,000 loan plus interest at the rate of 5% per annum is due and payable on November 22, 2010. The loan may be prepaid at any time without penalty or interest and is unsecured.

Section 5.    Corporate Governance and Management
Item 5.01 Changes in Control of Registrant.

On November 29, 2010, Joseph Levi, the principal shareholders of Mustang Alliances, Inc. (the “Company”), entered into a Stock Purchase Agreement which provided for the sale of his 7,500,000 shares of common stock of the Company (the “Purchased Shares”) to Leonard Sternheim (the “Purchaser”). The consideration paid for the Purchased Shares, which represent 68.812% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $7,500. The Purchaser used his personal funds to purchase the Purchased Shares.

There are no arrangements or understandings among members of both the former and new control person and his associates with respect to the election of directors of the Company or other matters, other than the election of Mr. Sternheim by the Board of Directors of the Company as the President, Chief Executive Officer, Chief Financial Officer and a director in lieu of Mr. Levi.

The Purchaser will be pursuing opportunities for the Company, including without limitation, mining and natural resource exploration.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 29, 2010, in connection with the acquisition of the Purchased Shares, (i) Joseph Levi resigned from his positions as officer and director of the Company, and (ii) the Board of Directors of the Company elected Leonard Sternheim as President, Chief Executive Officer, Chief Financial Officer and a director of the Company.

Since December 2007, Leonard Sternheim, age 33, has been acting as a self employed strategic consultant to various companies in the mining and oil and gas resource sector. He was CEO and President of Delek Resources, an oil exploration company from 2003 until Nov. 2007. From 2001 to 2003, Mr. Sternheim was a consultant to the Stratos Group, a New York consulting business that assists emerging companies with strategic planning to companies involved in mining and oil and gas.

There is currently no arrangement or agreement regarding the compensation of Mr. Sternheim with respect to serving as an officer and director of the Company.

Item 9.01  Exhibits.

Exhibit Number	Description

4.1	Promissory Note dated November 22, 2010 in the original principal amount of $25,000 from Mustang Alliances, Inc. to Sara Laufer.

10.2	Stock Purchase Agreement dated November 29, 2010 between Joseph Levi and Leonard Sternheim

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG ALLIANCES, INC.

By:	/s/Leonard Sternheim
Name: Leonard Sternheim
Title: President and Chief Executive Officer

Date:  November 29, 2010